Exhibit (h)(2)(xiv)

AMENDMENT NO. 4

TO THE

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 4 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of [May 1, 2005], between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”) between them as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 4 to Schedule A attached hereto.

2.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 4 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski Kenneth T. Kozlowski Chief Financial Officer	By:	/s/ Steven M. Joenk Steven M. Joenk Senior Vice President

AMENDMENT NO. 4

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Name of Portfolio	Maximum Annual Operating Expense Limit
(Class A)
EQ/Alliance International Portfolio	0.85%
EQ/Alliance Premier Growth Portfolio	0.80%
EQ/Bernstein Diversified Value Portfolio	0.70%
EQ/Calvert Socially Responsible Portfolio	0.80%
EQ/Capital Guardian Growth Portfolio	0.70%
EQ/Capital Guardian International Portfolio	0.95%
EQ/Capital Guardian Research Portfolio	0.70%
EQ/Capital Guardian U.S. Equity Portfolio	0.70%
EQ/Van Kampen Emerging Markets Equity Portfolio	1.55%
EQ/Evergreen Omega Portfolio	0.70%
EQ/FI Mid Cap Portfolio	0.75%
EQ/FI Small/Mid Cap Value Portfolio	0.85%
EQ/Janus Large Cap Growth Portfolio	0.90%
EQ/JP Morgan Value Opportunities Portfolio	0.70%
EQ/J.P. Morgan Core Bond Portfolio	0.55%
EQ/Lazard Small Cap Value Portfolio	0.85%
EQ/Lord Abbett Growth and Income Portfolio	0.75%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%
EQ/Marsico Focus Portfolio	0.90%
EQ/MFS Investors Trust Portfolio	0.70%
EQ/Mercury Basic Value Equity Portfolio	0.70%
EQ/Mercury International Value Portfolio	1.00%
EQ/Small Company Index Portfolio	0.60%
EQ/Van Kampen Comstock Portfolio	0.75%
EQ/Van Kampen Mid Cap Growth Portfolio	0.80%
EQ/Wells Fargo Montgomery Small Cap Portfolio	1.05%

AMENDMENT NO. 4

SCHEDULE B

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/Bernstein Diversified Value Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Small/Mid Cap Value Portfolio

EQ/J.P. Morgan Core Bond Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Mercury Basic Value Equity Portfolio

EQ/MFS Investors Growth Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Mercury International Value Portfolio

(formerly, EQ/Putnam International Equity Portfolio)

EQ/Capital Guardian Growth Portfolio

(formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/JP Morgan Value Opportunities Portfolio

(formerly, EQ/Putnam Voyager Portfolio)

EQ/Small Company Index Portfolio

Three Year Reimbursement Period:

EQ/Alliance International Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/FI Mid Cap Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio